As filed with the Securities and Exchange Commission on July 7, 2010
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3200514 (I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York (Address of Principal Executive Offices)	11747 (Zip Code)

VERINT SYSTEMS INC. STOCK INCENTIVE COMPENSATION PLAN
VERINT SYSTEMS INC. 2004 STOCK INCENTIVE COMPENSATION PLAN
WITNESS SYSTEMS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
(Full title of the plan)

Peter Fante
Chief Legal Officer
Verint Systems Inc.
330 South Service Road
Melville, New York 11747
(Name and address of agent for service)
(631) 962-9600
(Telephone number, including area code, of agent for service)
With copies to:
Randi C. Lesnick, Esq.
Jones Day
222 East 41st Street
New York, New York 10017
(212) 326-3939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)(2)	Share(3)	Price(3)	Registration Fee
Common Stock, $0.001 par value per share	1,813,134	$23.15	$41,974,052.10	$2,992.75

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock, par value $0.001 per share (the “Common Stock”), that may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Represents 157,086 shares of Common Stock previously issued pursuant to the Verint Systems Inc. Stock Incentive Compensation Plan, as amended to be registered for resale; 1,250,024 shares of Common Stock previously issued pursuant to the Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended, to be registered for resale; and 406,024 shares of Common Stock previously issued pursuant to the Witness Systems, Inc. Amended and Restated Stock Incentive Plan, as amended, to be registered for resale. The Common Stock has been previously issued to officers, directors or employees.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our Common Stock as reported by the NASDAQ Global Market on July 6, 2010.

EXPLANATORY NOTE
This Registration Statement contains two parts. The first part contains a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8). This resale prospectus relates to shares of common stock, $0.001 par value per share, of Verint Systems Inc. (the “Company”) previously issued to certain officers, directors and employees of the Company pursuant to the Verint Systems Inc. Stock Incentive Compensation Plan, as amended; the Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended; and the Witness Systems, Inc. Amended and Restated Stock Incentive Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS
VERINT SYSTEMS INC.
1,813,134 SHARES OF COMMON STOCK
This prospectus relates to the resale, from time to time, of up to 1,813,134 shares of our common stock, $0.001 par value per share, by the selling stockholders listed in this prospectus. The selling stockholders acquired such shares pursuant to grants made under (1) the Verint Systems Inc. Stock Incentive Compensation Plan, as amended; (2) the Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended; or (3) the Witness Systems, Inc. Amended and Restated Stock Incentive Plan, as amended. The Verint Systems Inc. Stock Incentive Compensation Plan, as amended; the Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended; and the Witness Systems, Inc. Amended and Restated Stock Incentive Plan, as amended, are collectively referred to in this prospectus as the “Plans.”
We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.
Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended, or the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.
Shares of our common stock are listed on the NASDAQ Global Market under the symbol “VRNT.” On July 6, 2010, the last reported sale price of our common stock was $23.80 per share.
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission, or the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2010, for a discussion of certain factors that should carefully be considered by prospective purchasers.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated July 7, 2010.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision.
References in this prospectus to the terms “Verint,” “the Company,” “we,” “us” and “our,” or other similar terms, mean Verint Systems Inc., together with its consolidated subsidiaries, unless the context indicates otherwise.
VERINT SYSTEMS INC.
We are a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries—including over 80% of the Fortune 100—use Verint solutions to capture, distill and analyze complex and underused information sources, such as voice, video and unstructured text.
In the enterprise market, our workforce optimization solutions help organizations enhance customer service operations in contact centers, branches and back-office environments to increase customer satisfaction, reduce operating costs, identify revenue opportunities and improve profitability. In the security intelligence market, our video intelligence, public safety and communications intelligence solutions are vital to government and commercial organizations in their efforts to protect people and property and neutralize terrorism and crime.
Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Our principal executive offices are located at 330 South Service Road, Melville, New York 11747, our telephone number is (631) 962-9600 and our website address is www.verint.com. Information contained on our website is not a part of this prospectus.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
Certain statements discussed in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance and statements of assumptions relating thereto. Forward-looking statements are often identified by future or conditional words such as “will,” “plans,” “expects,” “intends,” “believes,” “seeks,” “estimates” or “anticipates,” by variations of such words or by similar expressions. There can be no assurances that forward-looking statements will be achieved. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Important risks, uncertainties and other factors that could cause our actual results or performance to differ materially from our forward-looking statements include, among others:
•	risks relating to the filing of our SEC reports, including the occurrence of known contingencies or unforeseen events that could delay our filings, management distractions, and significant expense;
•	risk associated with the SEC’s initiation of an administrative proceeding on March 3, 2010 to suspend or revoke the registration of our common stock under the Exchange Act due to our previous failure to file an annual report on either Form 10-K or Form 10-KSB since April 25, 2005 or quarterly reports on either Form 10-Q or Form 10-QSB since December 12, 2005;
•	risk that our credit rating could be downgraded or placed on a credit watch based on, among other things, our financial results, delays in the filing of our periodic reports, or the results of the SEC’s administrative proceeding;
•	risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc., or Comverse, and formerly part of Comverse’s consolidated tax group, including risk of any future impact on us resulting from Comverse’s special committee investigation and restatement or related effects, and risks related to our dependence on Comverse to provide us with accurate financial information, including with respect to stock-based compensation expense and net operating loss carryforwards, or NOLs, for our financial statements;
•	uncertainty regarding the impact of general economic conditions, particularly in information technology spending, on our business;
•	risk that our financial results will cause us not to be compliant with the leverage ratio covenant under our credit facility or that any delays in the filing of future SEC reports could cause us not to be compliant with the financial statement delivery covenant under our credit facility;
•	risk that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business or otherwise;
•	risk that we will experience liquidity or working capital issues and related risk that financing sources will be unavailable to us on reasonable terms or at all;
•	uncertainty regarding the future impact on our business of our internal investigation, restatement, extended filing delay, and the SEC’s administrative proceeding, including customer, partner, employee, and investor concern, and potential customer and partner transaction deferrals or losses;
•	risks relating to the remediation or inability to adequately remediate material weaknesses in our internal controls over financial reporting and relating to the proper application of highly complex accounting rules and pronouncements in order to produce accurate SEC reports on a timely basis;
•	risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs;

•	risk of possible future restatements if the processes used to produce the financial statements contained in our SEC reports are inadequate;
•	risk associated with current or future regulatory actions or private litigations relating to our internal investigation, restatement or previous delay in timely making required SEC filings;
•	risk that we will be unable to maintain the listing of our common stock on the NASDAQ Global Market;
•	risks associated with Comverse controlling our board of directors and a majority of our common stock (and therefore the results of any significant stockholder vote);
•	risks associated with significant leverage, resulting from our current debt position;
•	risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in the business and with respect to introducing quality products which achieve market acceptance;
•	risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than us;
•	risks associated with significant foreign and international operations, including exposure to fluctuations in exchange rates;
•	risks associated with complex and changing local and foreign regulatory environments;
•	risks associated with our ability to recruit and retain qualified personnel in all geographies in which we operate;
•	challenges in accurately forecasting revenue and expenses;
•	risks associated with acquisitions and related system integrations;
•	risks relating to our ability to improve our infrastructure to support growth;
•	risks that our intellectual property rights may not be adequate to protect our business or that others may make claims on our intellectual property or claim infringement on their intellectual property rights;
•	risks associated with a significant amount of our business coming from domestic and foreign government customers;
•	risk that we improperly handle sensitive or confidential information or perception of such mishandling;
•	risks associated with dependence on a limited number of suppliers for certain components of our products;
•	risk that we are unable to maintain and enhance relationships with key resellers, partners and systems integrators; and
•	risk that use of our NOLs or other tax benefits may be restricted or eliminated in the future.
You should carefully review the section entitled “Risk Factors” beginning on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2010, for a discussion of these and other risks that relate to our business and an investment in shares of our common stock. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

RISK FACTORS
Investing in shares of our common stock involves a high degree of risk. You should carefully review the risks described below and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2010, together with the other information contained in and incorporated by reference into this prospectus, before making an investment decision. Our business, results of operations and financial condition may be materially and adversely affected due to any of these risks. The trading price of our shares could decline due to any of these risks, and you could lose all or part of your investment. Some risk factors in this section are “forward-looking statements.” See “Cautionary Note on Forward-Looking Statements.”
Risks Relating To Our Common Stock
We may not pay dividends on our common stock for the foreseeable future.
We intend to retain our earnings to support the development and expansion of our business, to repay debt and for other corporate purposes and, as a result, we do not plan to pay cash dividends on our common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit facility or other restrictive debt agreements that we may be a party to at the time or senior securities we may have issued. Our current credit facility limits us from paying cash dividends or other payments or distributions with respect to our capital stock. In addition, the terms of any future facility or other restrictive debt credit agreement may contain similar restrictions on our ability to pay any dividends or make any distributions or payments with respect to our capital stock. In addition, holders of our outstanding preferred stock are entitled to cumulative dividends before any dividends may be declared or set aside on our common stock.
Furthermore, our ability to pay dividends to our stockholders is subject to the restrictions set forth under Delaware law. We cannot assure you that we will meet the criteria specified under Delaware law in the future, in which case we may not be able to pay dividends on our common stock even if we were to choose to do so.
The price of our common stock fluctuates significantly, and this may make it difficult for you to resell the common stock when you want to or at prices you find attractive.
There has been significant volatility in the market price and trading volume of equity securities, including our common stock, some of which is unrelated to the financial performance of the companies issuing the securities. The price for the shares of common stock being sold under this prospectus may not be indicative of prices that will prevail in the open market following your purchase of such shares. You may not be able to resell your shares at or above the price you paid due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects and other factors.
Some specific factors that may have a significant effect on our common stock market price include:
•	actual or anticipated quarterly fluctuations in our operating and financial results;
•	developments related to investigations, proceedings or litigation that involve us;
•	changes in financial estimates and recommendations by financial analysts;
•	dispositions, acquisitions, and financings;
•	actions of our current stockholders, including sales of our common stock by existing stockholders and our directors and executive officers;
•	success of competitive service offerings or technologies;
•	fluctuations in the stock price and operating results of our competitors;
•	investors’ general perception of us;

•	regulatory developments; and
•	developments related to the industries in which we compete.
Because our common stock has only been re-listed on the NASDAQ Global Market since July 6, 2010, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market on the NASDAQ Global Market or otherwise or how liquid that market might become. Unless there is an active trading market for our common stock, you may have difficulty selling any of our common stock that you purchase. Consequently, you may not be able to sell our common stock at prices equal to or greater than the price you paid.
If we or our stockholders sell substantial amounts of our common stock following the sale of the shares of common stock being sold under this prospectus, the market price of our common stock may decline.
We are not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Sales of shares of our common stock in the public market following the sale of the shares of common stock being sold under this prospectus, or the perception that these sales may occur, could cause the market price of our common stock to decline. We had 33,042,345 shares of common stock outstanding as of June 30, 2010. In addition, at June 30, 2010, 8,916,086 shares of our common stock (including 1,269,894 of the shares included in this prospectus which were acquired by the selling stockholders on July 2, 2010 and July 6, 2010) were issuable pursuant to outstanding stock options and awards which had not yet vested or which had been previously acquired upon vesting but had not yet been delivered. Moreover, if it were convertible at June 30, 2010, our outstanding preferred stock could be converted into 10,072,966 shares of our common stock. Additional shares of common stock underlying options and restricted stock units available to be granted in the future will become available for sale in the public market.
In addition, under two registration rights agreements that we entered into with Comverse, Comverse has registration rights, with respect to its common stock and preferred stock, and future offerings of our common stock could result in sales of significant amounts of our common stock.
Anti-takeover provisions in Delaware corporate law may make it difficult for our stockholders to replace or remove our current board of directors and could deter or delay third-parties from acquiring us, which may adversely affect the marketability and market price of our common stock.
We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning more than 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.
Under any change of control, the lenders under our credit facilities would have the right to require us to repay all of our outstanding obligations under the facility. Upon the occurrence of a “Fundamental Change”, as defined by the Certificate of Designation setting forth the terms of the preferred stock, and which includes a change of control, the holders of our preferred stock have the right to require us to repurchase their shares of preferred stock at the then current liquidation preference (subject to certain exceptions set forth in the Certificate of Designation).
Holders of our preferred stock have liquidation and other rights that are senior to the rights of the holders of our common stock.
Our board of directors has the authority to designate and issue preferred stock that may have dividend, liquidation and other rights that are senior to those of our common stock. As of date of this prospectus, 293,000 shares of our preferred stock have been issued and are outstanding. Holders of our preferred stock are entitled to cumulative dividends before any dividends may be declared or set aside on our common stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of our common stock, holders of our preferred stock are entitled to receive an initial liquidation preference of $1,000 per share, plus any accrued and unpaid dividends. This will reduce the remaining amount of our assets, if any, available to distribute to holders of our common stock.

USE OF PROCEEDS
We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of the common stock covered by this prospectus are solely for the accounts of the selling stockholders.
We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus relates to shares of our common stock previously issued pursuant to the Plans to certain of our officers, directors and employees that are being registered for resale. All of the shares of common stock that may be resold pursuant to this prospectus were previously acquired by the selling stockholders upon the satisfaction of applicable vesting conditions relating to certain equity awards (i.e., the re-listing of our common stock on the NASDAQ Global Market and/or the passage of time).
The selling stockholders may resell any or all of such shares of common stock at any time they choose while this prospectus is effective. The inclusion in this prospectus of the officers, directors and employees named below who have acquired shares of our common stock under the Plans shall not be deemed to be an admission that any such individual is an “affiliate” of ours. There is no assurance that any of the selling stockholders will sell any or all of the shares of common stock covered by this prospectus.
Shares of Common Stock Offered for Resale by Officers and Directors
The following table sets forth the following information to the extent known to the Company as of July 6, 2010 with respect to the shares of common stock previously issued under the Plans held by each selling stockholder who is an officer or director of the Company:
•	the name of such selling stockholder and the principal position or positions with the Company held by such selling stockholder within the past three years;
•	the number and percentage of shares of our common stock such selling stockholder beneficially owned as of July 6, 2010;
•	the number of shares of our common stock to be offered for resale by such selling stockholder in this offering; and
•	the number and percentage of shares of our common stock to be beneficially owned by such selling stockholder after completion of this offering.
As used in following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act and means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any equity security. A person is deemed to be the beneficial owner of securities that he has the right to acquire within 60 days of July 6, 2010 through the exercise of any option, warrant or right.
The address of each selling stockholder listed in the following table is c/o Verint Systems Inc., 330 South Service Road, Melville, New York 11747.

		Shares of Common Stock		Shares of	Shares of Common Stock
		Beneficially Owned as of		Common	Beneficially Owned After the
		July 6, 2010 (1) (2)		Stock to be	Offering (1)(3)
Name	Position	Number	Percentage (4)	Sold	Number		Percentage (4)
Dan Bodner	President, Chief Executive Officer, Corporate Officer, and Director	592,383	1.7%	227,074	365,309	(5)	1.0%
Victor A. DeMarines	Director	34,000	*	17,000	17,000	(6)	*
Peter Fante	Chief Legal Officer, Chief Compliance Officer, Secretary, and Corporate Officer	128,029	*	76,794	51,235	(7)	*
Kenneth A. Minihan	Director	35,000	*	17,000	18,000	(8)	*
Elan Moriah	President, Verint Witness Actionable Solutions and Verint Video Intelligence Solutions and Corporate Officer	199,992	*	92,186	107,806	(9)	*
Larry F. Myers	Director	23,000	*	17,000	6,000	(10)	*

		Shares of Common Stock		Shares of	Shares of Common Stock
		Beneficially Owned as of		Common	Beneficially Owned After the
		July 6, 2010 (1) (2)		Stock to be	Offering (1)(3)
Name	Position	Number	Percentage (4)	Sold	Number		Percentage (4)
David Parcell	Managing Director, Europe, the Middle East, and Africa, and Corporate Officer	111,701	*	63,561	48,140	(11)	*
Douglas E. Robinson	Chief Financial Officer and Corporate Officer	105,605	*	100,005	5,600	(12)	*
Howard Safir	Director	40,000	*	17,000	23,000	(13)	*
Meir Sperling	President, Verint Communications Intelligence and Investigative Solutions and Corporate Officer	221,922	*	102,030	119,892	(14)	*

*	Less than 1%.

(1)	Unless otherwise indicated, includes shares beneficially owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person.

(2)	The amounts appearing in this column reflect the “Shares of Common Stock to be Sold” plus the “Shares of Common Stock Beneficially Owned After the Offering.”

(3)	Assumes the selling stockholders sell all of the shares of our common stock covered by this prospectus.

(4)	Applicable percentage of ownership is based on 33,042,345 shares of our common stock issued and outstanding as of June 30, 2010 plus an additional 1,505,326 of the shares of our common stock that may be offered pursuant to this prospectus that were acquired by the selling stockholders on July 2, 2010 and July 6, 2010 or shares which have been previously acquired upon vesting but have not yet been delivered, for a total of 34,547,671 shares. Because our preferred stock is not currently convertible, the 10,072,966 shares of common stock that would be issuable upon conversion of shares of our outstanding preferred stock (if converted on June 30, 2010) are not included in this number. Additionally, shares of our common stock subject to options, warrants, or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

(5)	Includes options to purchase 261,835 shares of common stock which are currently exercisable. Includes 103,474 shares of restricted stock which are fully vested.

(6)	Consists of options to purchase 17,000 shares of common stock that are currently exercisable.

(7)	Includes options to purchase 45,000 shares of common stock which are currently exercisable. Includes 6,235 shares of restricted stock which are fully vested.

(8)	Consists of options to purchase 18,000 shares of common stock that are currently exercisable.

(9)	Includes options to purchase 91,088 shares of common stock which are currently exercisable. Includes 16,718 shares of restricted stock which are fully vested.

(10)	Consists of options to purchase 6,000 shares of common stock that are currently exercisable.

(11)	Includes options to purchase 41,196 shares of common stock which are currently exercisable. Includes 6,944 shares of restricted stock which are fully vested.

(12)	Includes 5,600 restricted stock unit awards that will vest within 60 days of July 6, 2010.

(13)	Consists of options to purchase 23,000 shares of common stock that are currently exercisable.

(14)	Includes options to purchase 99,892 shares of common stock which are currently exercisable. Includes 20,000 shares of restricted stock which are fully vested.

Shares of Common Stock Offered for Resale by Non-Officer Employees
The following is a list of all non-officer employees, regardless of number of shares held, who previously acquired shares of our common stock in connection with the relisting of our common stock on the NASDAQ Global Market on July 6, 2010, pursuant to awards previously granted under the Plans. These non-officer employees may sell up to an aggregate of 1,083,484 shares of common stock, representing 3.1% of our issued and outstanding shares of common stock. This percentage of ownership is based on 33,042,345 shares of our common stock issued and outstanding as of June 30, 2010 plus an additional 1,505,326 of the shares of our common stock that may be offered pursuant to this prospectus that were acquired by the selling stockholders on July 2, 2010 and July 6, 2010 or shares which have been previously acquired upon vesting but have not yet been delivered, for a total of 34,547,671 shares.

Emil Abramovich
Ran Achituv
Gil Adda
Mohit Aggrwal
Lynn Akers
Shay Akiva
Oscar A. Alban
Caroline Albert
Yuval Altman
Yaniv Amir
Yair Amsterdam
James Anderson
Zafrir Argov
Yoav Ariav
Eli Arman
Barbara Arndt
Sunil Aryan
Kar Ashutosh
Richard Philip Avenell
Amir Avrahami
Eyal Bachar
John William Bailey
Dror Bareket
Gustavo Baril
Robert John Barnes
Todd Barrick
Bryan Beach
Pedro Becquer
Gali Begas
Yanai Beilis
Natalie Bell
Stephen Bell
Merav Ben Rehav
Zwicka Ben Zion
Avishay Ben Zvi
Tami Ben-Jacob
Zalman Ben-Meir
Evyatar Ben-Shitrit
Asaf Ben-Zeev
David J. Bertolino
Shimon Bezalel
Michael Birdsong
Amit Bishoni
Dennis Blanco
Amy Blank
Scott Bluman
Cletus F. Bordeaux
Katherine Bost
Jean Boudreau
John R. Bourne
Craig Douglas Braisby
Richard Branchaud
Oren Bregman
Arie Briness
Josef Bronstein
Neri Brutzkus
Yossi Bulwik
Lawrence T. Butsch
William K. Byleveld
Marc Calahan
Joseph Carley
Brian Carman
Saar Carmi
Dorit Carmon
Ido Carmon
Kenneth Carney
William Stuart Caton III
Yossi Chai
Andrew Ming Keung Chan
Eva Charissakis
Woon Ming Charles Cheng
Chong Va Cheong
Sophie Chetboun
Sharon Chouli
Anthony Cintado
Itzik Cohen
Nir Cohen
Tzachi Cohen
Yaniv Cohen
Donna Colby
Gail Cole
David C. Copeland
Sue Cordaro
John Crosby
Owen Crossweller
Patrick Dagenais
Ernest D’Ambrose
Koby Danon
Shlomo Davidesco
Ran Davidovitz
Andrew Davies
Ajay Dawar
Frank Deans
Liberato Degruttola
Jose DeJesus
Kaushik Deka
Snehal Desai
Aude Desbrieres
Daniel Di Cicco
Michael DiBiase
Debra DiGianno
Marc Dittmer
Nancy DiVito
Thomas Dong
Boaz Dudovich
Gary Andrew Duke
John Christopher Duncan
Richard DuPree Jr.
William Durr
William L. Eckard III
Natalie Eckel
Charles Ehlers
Itzik Eidelman
Robert Eilbacher
Moshe Ekroni
Itai Elata
Amos Eliav
Miki Epstein
Ron Epstein
Benzi Falik
Jim Jianrong Fan
Richard Fietz
Boaz Fischer
Henrich Fischler
Karen Flynn
Stephen Foley
Paul Fournier
Michael Fox
Inbar Fridman
Michael Gagnon
Mike Gale
Ronen Galitzki
Zack Galon
Siddartha Gandhi
David Ganon
Joel Garnatz
Simon Gauthier
Smadar Gazit
Zoe Gee
Shimi Gil
Asaf Gilai
Darren Gill
Yossi Glass
Igor Goldberg
Royee Goldberg
Shay Gonen
Nicolas Gonthier
Kevin Graham Gower
Michael Graci
Ian Graham
Juliet P. Gram
Dov Granot
Moshe Granot
Marc Graveline
Richard Green
Galit Greenbaum
Kondal Gundla
Rajan Gupta
James Hagen
Eran Halfon
Eyal Halfon
Olaf Hansen
Andy Harper
Marcia J. Harris
Amy Conroy Hassinger
Andrew Robert Hawkes
Nati Hayun
Inon Hefetz
Kurt Allen Heier
Wallace Henderson
Nigel Christopher Hewett
Lior Hipsh
Tim Neil Holland
Ryan W. Hollenbeck
Andrew John Holmes
Itsik Horovitz
Gabriel Horowitz
Michael Howanitz
Jacqueline C. Hudson
Gary W. Humphrey
Susan Huston
Ofer Iankovitch
Rick V. Israel

Philip Ives	Thomas Lyerly	Colin Maurice Pope
Hugo Jacques	Fiona Bridget Lynch	Ken Porter
Guy Jacubovski	Tarun Mahajan	Sean Quigley
Ron Jenik	Genady Malinsky	Avi Rabinovich
Jay Jennings	Zahi Malki	Elad Rachamim
Alexander Steven Johnson	Michel J. Manche	Marc Racicot
Alush Joni	Louis Marchand	Fred Radley
Jeff D. Jue	Eran Marelly	Gaurav Rastogi
Steve Kaden	Hugo Martel	Serena Rayner
Rafael Kaduri	Roderick Matheson III	Shay Razon
Hitpreet Kang	Sheryl Mattison	Alexander Reizis
David Kashak	Mary Christine McAleer	Shahar Remets
Ronen Katav	John McCourt	Lance Richardson
Eyal Katz	Todd McDermott	John Ringelman
Ziv Katzir	Nick Alexander McLean	Carl David Robson
Dana Katznelson	Maureen E. McMahon	Matthew Robson
Nhevo Kaufman	Yossi Medina	Or Rochman
Ron Keidar	Nikola Meldrum	Daniel Rock
Persephone Keller	Yuval Meron	Alan J. Roden
Shimon Keren	Kevin Moore	Nita Rodriguez
Lior Kessel	Gilad Mor	Bryan Melvyn Rose
Giles King	James Moretti	Brigitte Routhier
Yaron Klein	Michel Morneau	Shaul Rudnitsky
Yaniv Knany	Erez Nadav	Kurt Rush
Nicholas Kocaj	Harish Nair	Elizabeth Russell
Jonathan Kohl	Paul Najdzin	Greg Ruzicka
Willie Kouncar	Joseph Neer	William Ryan
Greg Krebs	Nir Nehmad	Tom Sabga
Kevin Kurimsky	Yossi Nelkenbaum	Bernard Sarel
Adam Wan Fung Kwok	Christopher Nelson	William D. Schneider
Wai Chung Lam	Orna Neuman	Ann Marie Schumann
Charles Gregory Lampe	Kasey Newman	Craig Seebach
Ronen Lampert	Kimball Newman	Noam Seelenfreund
Arik Landau	James Nies	Ado Segal
Robert Lander	Roi Nobel	Ian Sephton
Jim Langley Sr.	Roy Nugent	Irit Shaaya-Segal
Athena Larsen	Efi Nuri	Manishkumar Rameschandra Shah
Erik Laurence	Robert Nyberg	Guy Shahmoon
Marco Leclerc	Jane O’Donnell	Naama Shalom
Chi Kin Lee	Johnathan Oelsner	Elad Sharon
Tibor Leibovitch	Yuval Ohana	Omer Shavit
Ilan Leizgold	Christopher Orr	Terry Sheehan
Brian Leslie	Yoni Osherov	Karim Shehadeh
Eli Lessel	William Pardue	Eran Shehori
Willy Chun Bong Leung	Rob Parkinson	Ariel Shemesh
Yan Lev	Dhiren Patel	Nick Shepherd
Eli Levi	Anne M Patton	Jim Sherring
Shai Levi	Norvel Patton	Gregory Sherry
I. Craig Levin	Paul Patton	Tal Shtauber
Golan Levy	Shefi Paz	Shlomit Shteyer
Shaked Levy	Noam Pelles	Wee Kiat Sim
Amanda Lewis	Jose Fortuna Penaredondo	Ziv Simhon
Vincent Licciardi	Nir Pery	David Singer
Leslie Linsner	Shlomo Pesach	Eli Sinianski
Shlomit Littig	Niv Peskin	Man Ho Sit
Haim Litvak	Krishna Pisipati	Damian Smith
Nataly Loewidt	Marcel Poirier	Robyn Smith

Yehuda Sorek	Gary S. Trudo	Wayne Willis
Barry Spielman	Shiu Hang Kenneth Tsang	Jon Wilson
Rodrigo Spinelli	Stephanie Turner	Rob Wint
Daniel Spohrer	Yossi Twizer	Christopher Wood
Kevin J. Steel	Shiri Tzuk	David Worthley
Oren Stern	Thomas D. Ulreich	Duane Sherrington Wright
Andre St-Jean	Yitzhak Vager	Gur Yaari
David Stone	Joseph P. Vidunas	Gadi Yair
Kevin Strange	Daniel Vitlis	Doron Yankovitch
Bradley Stratton	Brad Von Tersch	Trent Yarbrough
Edgar E. Suarez	Joanne Voorhees	Danny Yaron
Dana Sugarman	John Voyatzis	Aliaksei Yermakov
David Suttle	Helen Vuletin	Yossi Yitshaki
Ram Swery	Eran Wachman	Koby Yosef
Edward Syphers	Mohammed Waseem	Dganit Zahavi
Nimrod Tabenkin	Joseph Watson	Christopher L. Zaske
Shimi Tal	Lori Weight	Ruthi Zimmerman
Guy Tamir	Dikla Weininger	Amir Zipori
Erez Taoz	Daniel Weiss	Dror Daniel Ziv
Cheryle Tapp	Miki Weiss	Yoel Zmuckas
Ryan Tate	Zvi Weiss	Yoram Zohar
Nitzan Tau	Peter Weller	Eytan Zucker
Matthew Paul Tengwall	Steve Weller	Alexander Zur
Simon Thewes	Daniel Wensel	Dror Zur
Guy Toibin	Wynne Wilder	Ido Zur
Nancy Y. Treaster	Timothy Wilkie
Vladimir Trostyanetski	Jamie Williams

PLAN OF DISTRIBUTION
The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of common stock covered by this prospectus. If and when they occur, such sales may be made in any of the following manners:
•	On the NASDAQ Global Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);
•	in public or privately negotiated transactions;
•	in transactions involving principals or brokers;
•	in a combination of such methods of sale; or
•	any other lawful methods.
Although sales of the shares of common stock covered by this prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.
When offering the shares of common stock covered by this prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act, and any profits realized by such selling stockholders and the compensation of such broker-dealers may be underwriting discounts and commissions.
Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of common stock covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.
Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent.
To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a prospectus supplement.
The expenses of preparing and filing this prospectus and the related registration statement with the SEC will be paid entirely by us. The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rule 10b-5 thereunder.
Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS
The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by Jones Day, New York, New York.
EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from Verint Systems Inc.’s Annual Report on Form 10-K for the year ended January 31, 2010, and the effectiveness of Verint Systems Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the adoption of new accounting guidance for the reporting and disclosure of noncontrolling interests, and (2) express an adverse opinion on the effectiveness of Verint Systems Inc.’s internal control over financial reporting because of material weaknesses). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. The information incorporated by reference is considered to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. You will be deemed to have notice of all information incorporated by reference into this prospectus as if that information were included in this prospectus.
The following documents that we have filed with the SEC are incorporated herein by reference:
•	our Annual Report on Form 10-K for the year ended January 31, 2010, filed with the SEC on May 19, 2010;
•	our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2010, filed with the SEC on June 9, 2010;
•	our Current Reports on Form 8-K, filed with the SEC on February 4, 2010, February 23, 2010, March 3, 2010, March 22, 2010, April 21, 2010 and May 3, 2010; and
•	the description of our common stock, par value $0.001, per share, contained in our Registration Statement on Form 8-A, filed with the SEC on July 2, 2010.
Except as otherwise indicated, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus. This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC and does not contain all of the information set forth in that Registration Statement.
We will provide, free of charge, to any person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference. To request a copy of those documents, you should contact us at the address set forth below under “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference into this prospectus under “Information Incorporated by Reference” above.
Through our website at www.verint.com, we make available the information that we incorporate by reference into this prospectus, as well as other reports, proxy statements and other information that we file with the SEC. You may also read and copy those materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information that registrants, such as we, file electronically with the SEC. Our website address set forth above is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be a part of, this prospectus.
Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by contacting us at the following address:
Verint Systems Inc.
330 South Service Road
Melville, New York 11747
(631) 962-9600
Attn: Corporate Secretary

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Commission are incorporated herein by reference:
•	the Company’s Annual Report on Form 10-K for the year ended January 31, 2010, filed with the Commission on May 19, 2010;
•	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2010, filed with the Commission on June 9, 2010;
•	the Company’s Current Reports on Form 8-K, filed with the Commission on February 4, 2010, February 23, 2010, March 3, 2010, March 22, 2010, April 21, 2010 and May 3, 2010; and
•	the description of the Company’s common stock, par value $0.001, per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on July 2, 2010.
All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at the Company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit, and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which any person shall have been adjudged liable to the Company, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successful on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The above is a general summary of certain indemnity provisions of the DGCL and is subject, in all cases, to the specific and detailed provisions of the Sections referenced herein.
As permitted by the DGCL, our certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to limited exceptions. Our certificate of incorporation also provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, employee or agent of any other enterprise, serving as such at our request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities actually and reasonably incurred in connection with any proceeding involving such person in this capacity. The Company has also entered into an indemnification agreement with each of its directors and officers under which the Company agreed to provide indemnification and expense reimbursement as outlined above.
The Company has agreed to indemnify Comverse Technology, Inc. (“Comverse”) and its directors, officers, employees and agents against any liabilities arising out of any claim that any provision of the business opportunities agreement, entered into by the Company and Comverse, breaches any duty that may be owed to the Company by Comverse or any such person.
The Company has provided directors’ and officers’ liability insurance coverage for the Company’s officers and directors since 2006. Previously, Comverse obtained directors’ and officers’ liability insurance which also provided coverage for the Company’s officers and directors under a Corporate Services Agreement entered into by the Company and Comverse.
Each of the Company’s directors who is also a director and/or officer of Comverse has an indemnification agreement with Comverse. Under this agreement Comverse has agreed to indemnify such person against losses and expenses, to the extent permitted by law, incurred by such person in connection with his service as director and/or officer of Comverse or any of its subsidiaries, including the Company.
Item 7. Exemption from Registration Claimed.
As previously disclosed, as a result of the Company’s inability to file required reports with the Commission during the Company’s extended filing delay period, the Company previously ceased using its existing registration statements on Form S-8 to make equity grants to employees. On May 24, 2007, the Company received a no-action letter from the Commission upon which the Company relied to make broad-based equity grants to employees under a no-sale theory. The Company has also made equity grants to directors, executive officers and certain other non-officer executives who qualify as accredited investors in reliance upon the exemption from registration provided by Regulation D of the Securities Act of 1933. All of the shares of common stock that may be offered pursuant to this registration statement were acquired by the selling stockholders upon the grant of restricted stock pursuant to an applicable private placement exemption or the vesting of equity awards issued pursuant to the no-sale theory or an applicable private placement exemption.

Item 8. Exhibits.

Filed Herewith /
Incorporated by Reference
Number	Description	from

4.1	Amended and Restated Certificate of Incorporation of Verint Systems Inc.	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock	Form 8-K filed on May 30, 2007 8-K

4.3	Amended and Restated By-laws of Verint Systems Inc.	Form 10-K filed on March 17, 2010

4.4	Specimen Common Stock certificate	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.5	Specimen Series A Convertible Perpetual Preferred Stock certificate	Form 10-K filed on March 17, 2010

4.6	Verint Systems Inc. Stock Incentive Compensation Plan (as amended through December 12, 2002)	Form 10-K filed on May 1, 2003

4.7	Amendment No. 1 to Verint Systems Inc. Stock Incentive Compensation Plan (dated December 23, 2008)	Form 10-K filed on March 17, 2010

4.8	Amendment No. 2 to Verint Systems Inc. Stock Incentive Compensation Plan (dated March 4, 2009)	Form 10-K filed on March 17, 2010

4.9	Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended and restated	Form 8-K filed on January 10, 2006

4.10	Amendment No. 1 to Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended and restated (dated December 23, 2008)	Form 10-K filed on March 17, 2010

4.11	Witness Systems Amended and Restated Stock Incentive Plan	Witness Systems, Inc. Form 10-Q filed on August 9, 2005

4.12	Amendment No. 1 to Witness Systems Amended and Restated Stock Incentive Plan (dated May 29, 2001)	Witness Systems, Inc. Form 10-K filed on March 17, 2006

4.13	Amendment No. 2 to Witness Systems Amended and Restated Stock Incentive Plan (dated January 15, 2004)	Witness Systems, Inc. Form 10-K filed on March 15, 2004

4.14	Amendment No. 3 to Witness Systems Amended and Restated Stock Incentive Plan (dated December 6, 2007)	Form 10-K filed on March 17, 2010

4.15	Amendment No. 4 to Witness Systems Amended and Restated Stock Incentive Plan (dated December 23, 2008)	Form 10-K filed on March 17, 2010

5.1	Opinion of Jones Day	Filed Herewith

23.1	Consent of Deloitte & Touche LLP	Filed Herewith

23.2	Consent of Jones Day (included in Exhibit 5.1)	Filed Herewith

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on this 6th day of July, 2010.

VERINT SYSTEMS INC.
By:	/s/ Dan Bodner
Dan Bodner
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dan Bodner Dan Bodner, Chief Executive Officer and President; Director of Verint Systems Inc. (Principal Executive Officer)	July 6, 2010

/s/ Douglas E. Robinson Douglas E. Robinson, Chief Financial Officer of Verint Systems Inc. (Principal Financial Officer and Principal Accounting Officer)	July 6, 2010

/s/ Paul D. Baker Paul D. Baker, Director of Verint Systems Inc.	July 6, 2010

/s/ John Bunyan John Bunyan, Director of Verint Systems Inc.	July 6, 2010

/s/ Andre Dahan Andre Dahan, Chairman of the Board of Directors of Verint Systems Inc.	July 6, 2010

/s/ Victor A. DeMarines Victor A. DeMarines, Director of Verint Systems Inc.	July 6, 2010

/s/ Kenneth A. Minihan Kenneth A. Minihan, Director of Verint Systems Inc.	July 6, 2010

/s/ Larry Myers Larry Myers, Director of Verint Systems Inc.	July 6, 2010

/s/ Howard Safir Howard Safir, Director of Verint Systems Inc.	July 6, 2010

/s/ Shefali Shah Shefali Shah, Director of Verint Systems Inc.	July 6, 2010

/s/ Stephen M. Swad Stephen M. Swad, Director of Verint Systems Inc.	July 6, 2010

/s/ Lauren Wright Lauren Wright, Director of Verint Systems Inc.	July 6, 2010

EXHIBIT INDEX

Filed Herewith /
Incorporated by Reference
Number	Description	from

4.1	Amended and Restated Certificate of Incorporation of Verint Systems Inc.	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock	Form 8-K filed on May 30, 2007 8-K

4.3	Amended and Restated By-laws of Verint Systems Inc.	Form 10-K filed on March 17, 2010

4.4	Specimen Common Stock certificate	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.5	Specimen Series A Convertible Perpetual Preferred Stock certificate	Form 10-K filed on March 17, 2010

4.6	Verint Systems Inc. Stock Incentive Compensation Plan (as amended through December 12, 2002)	Form 10-K filed on May 1, 2003

4.7	Amendment No. 1 to Verint Systems Inc. Stock Incentive Compensation Plan (dated December 23, 2008)	Form 10-K filed on March 17, 2010

4.8	Amendment No. 2 to Verint Systems Inc. Stock Incentive Compensation Plan (dated March 4, 2009)	Form 10-K filed on March 17, 2010

4.9	Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended and restated	Form 8-K filed on January 10, 2006

4.10	Amendment No. 1 to Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as amended and restated (dated December 23, 2008)	Form 10-K filed on March 17, 2010

4.11	Witness Systems Amended and Restated Stock Incentive Plan	Witness Systems, Inc. Form 10-Q filed on August 9, 2005

4.12	Amendment No. 1 to Witness Systems Amended and Restated Stock Incentive Plan (dated May 29, 2001)	Witness Systems, Inc. Form 10-K filed on March 17, 2006

4.13	Amendment No. 2 to Witness Systems Amended and Restated Stock Incentive Plan (dated January 15, 2004)	Witness Systems, Inc. Form 10-K filed on March 15, 2004

4.14	Amendment No. 3 to Witness Systems Amended and Restated Stock Incentive Plan (dated December 6, 2007)	Form 10-K filed on March 17, 2010

4.15	Amendment No. 4 to Witness Systems Amended and Restated Stock Incentive Plan (dated December 23, 2008)	Form 10-K filed on March 17, 2010

5.1	Opinion of Jones Day	Filed Herewith

23.1	Consent of Deloitte & Touche LLP	Filed Herewith

23.2	Consent of Jones Day (included in Exhibit 5.1)	Filed Herewith